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                                                                    EXHIBIT 16.1



                             [ANDERSEN LETTERHEAD]

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 30, 2002

Dear Sir/Madam,

We have read the first, second, third and fourth paragraphs of Item 4 included in the Form 8-K/A dated May 24, 2002 of IVAX Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
---------------------------
    ARTHUR ANDERSEN LLP



Copy to: Mr. Thomas E. Beier, IVAX Corporation